UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
                Washington D.C., 20549

                       Form 8-K

                    CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the
           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 6, 1996


            Commission file number 0-16734


               C.E.C. INDUSTRIES CORP.
  (Exact name of registrant as specified in charter)

             Nevada                                  87-0217252
        (State of other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification Number)

        23 Cactus Garden Drive, F-60
        Green Valley (Henderson), Nevada             89014
        (Address of Principal Executive Office)      (Zip Code)
                    (702) 893-4747
 (Registrant's Telephone Number, Including Area Code)

                      Copies To:
                    Gerald Levine
                      President
             23 Cactus Garden Drive, F-23
               Henderson, Nevada 89014
                   (702)893-4747
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C.E.C. Industries Corp. Page 2

Item No 1    Changes in Control of Registrant.

No events to report.

Item No. 2.  Acquisition or Disposition of Assets.

17.44 Acres of Land Sold

The Company has signed an exchange agreement to sell it's interest in 17.44 acres of vacant land in Las Vegas, Nevada for 165,876 free trading shares of Synfuel Technologies, (OTC SNFL) currently trading at approximately $20.00 per share. The existing mortgage on the property of approximately $1,800,000 will be assumed by the buyer.

This is another move by CEC's new management team to narrow down the focus of the Company's mineral and operating subsidiaries. The Company's interest expense will be reduced over $300,000 per year and then leave the Company virtually debt free.

Synfuel Technologies is actively involved in developing a coal refining process for the reduction of coal into Coking Coal and Coal Tar by-products. Synfuel Technologies anticipates commencing operation early in Fall of 1997. Synfuel Technologies has also acquired coal leases which consists of approximately 1,292 contiguous acres in Sheridan County, Wyoming. Both C.E.C. Industries Corp. and Synfuel Technologies are in the process of forming a strategic alliance that would enable C.E.C. Industries Corp. to utilize Synfuel's coal refining processes. Management expects the Synfuel Technologies shares to enhances the over all value of the Company's investment portfolio.

Mid-Nevada Art, Inc.

The Company's wholly owned subsidiary, Mid-Nevada Art, Inc. has decided to exercise its option whereas Mid-Nevada Art, Inc. would return the pre-paid calling cards to One World Cards, Inc. And One World Cards, Inc. Will return the 31 original artworks to Mid-Nevada Art, Inc. The decision for the return of the calling cards came with the failure of One World Cards, Inc. to activate the prepaid calling cards.

Item No. 3.  Bankruptcy or Receivership.

No events to report.

Item No. 4.  Changes in Registrant's Certifying Accountant.

No events to report.
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C.E.C. Industries Corp. Page Three


Item No. 5.  Other Events.

No events to report.

Item No. 6.  Resignation of Registrant's Directors.

No events to report.

Item No. 7. Financial Statements, Proforma Financial Information and
Exhibits.

        Exhibit - Exchange Agreement

                     SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


C.E.C. Industries Corp.



By:/s/Gerlad Levine              Dated:   December 6, 1996
       Gerald Levine, President
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                 EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT for the exchange of real property and free trading stock is made and entered into on this 6th dy of December, 1996 by and between C.E.C. Industries Corp. (CECN), a Nevada corporation who principal place of business is 23 Cactus Garden Dr., F23, Henderson, NV 89014; and Gold Coast Resources, Inc.(GCRI), a Nevada corporation whose address is P. O. Box 17260 Salt Lake City, UT 84117, with reference to the following facts:

A. CECN is the owner of approximately 15.24 acres of land known as Assessor's Parcel Number 161-29-803-002-96 and 2.2 acres of land known as Assessor's Parcel Number 161-29-803-001-96.

B. GCRI is the owner of 165,876 shares of free trading common stock in Synfuel Technologies, Inc.

C. CECN now desires to exchange with GCRI and GCRI desires to exchange with CECN the assets in A & B above.

NOW THEREFORE, in consideration of the mutual covenants, premises and agreements contained herein the parties hereto do hereby agree as follows:

1.      THE EXCHANGE:

        A. CECN shall by Grant, Bargain and Sale Deed convey to GCRI approximately 17.44 acres of land. See Exhibit A for legal description.

GCRI agrees to assume a Straight Note Dated May 31, 1996, in the amount of $175,000, with interest payable at a rate of 12.875 per annum, payable monthly on the 7th of each month until June 7, 1997 at which time the entire unpaid balance of principal and interest shall be due and payable. See Exhibit B.

GCRI agrees to assume a Note Secured by a Deed of Trust dated February 1, 1994 in the amount of $1,800,000, with interest at a rate of 12.5% payable monthly. This note was modified as per the Agreement dated May 10, 1996 to state the following:

        Loan Balance                    $1,505,559.08
        Extension                       71,693.29
          (From October 20, 1996 to
          April 20, 1997)
        Interest to present
          Approximately                 96,097.46

        Total Assumed on Note           $1,673,349.83

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See Exhibit C for Note and Agreement.

        B. GCRI shall convey free and clear 165,876 shares of free trading common stock in
Synfuel Technologies.

        CECN agrees to offer for sale no more than 16,588 shares of Synfuel Technologies, Inc.
for two years.  After two years, no restriction apply.

        CECN agrees to give GCRI first right of refusal for the purchase of these shares at a price of $19.00 per share for the first two year period.

2.      CLOSING

        Closing to be December 6, 1996.

3.      WARRANTIES BY CECN.

        CECN that it is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, has all necessary corporate powers to own it's properties and to carry on it's business as not owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where it's business requires qualification.

        The Board of Directors of CECN has authorized the execution of this agreement. CECN has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of CECN and is enforceable in accordance with it's terms and conditions.

        CECN agrees to defend and hold GCRI harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, demands, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by CECN to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by CECN under this agreement.

4.      WARRANTIES BY GCRI.

        GCRI that it is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, has all necessary corporate powers to own it's properties and to carry on it's business as not owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where it's business requires qualification.

        The Board of Directors of GCRI has authorized the execution of this agreement. GCRI has full power to deliver, execute and perform this Agreement and this Agreement is a valid, legal and binding obligation of GCRI and is enforceable in accordance with it's terms and conditions.

        GCRI agrees to defend and hold CECN harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, demands, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by GCRI to perform any of it's respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by GCRI under this agreement.

5.      Notices

        Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication be serviced personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication be given by mail, such shall be conclusively deemed given forty-eight (48) house after the deposit thereof in the United States mail addressed to the party to whim such notice, demand or other commination is to be given as hereinafter set forth.


C.E.C. Industries Corp.
23 Cactus Garden Dr. F23
Henderson, NV 89014

Gold Coast Resource, Inc.
P. O. Box 17260
Salt Lake City, UT 84117

6.      APPLICABLE LAW AND SEVERABILITY

        This document shall, in all respects, be governed by the law of the State of Nevada applicable to agreement executed and to be wholly performed within the Sate of Nevada. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any prevision contained therein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the later shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law.

7.      MODIFICATIONS OF AMENDMENTS

        No amendment, change or modification of this document shall be valid unless in wiring and signed by all parties hereto.

8,      SUCCESSORS OF ASSIGNS

        All of the terms and provisions contained herein shall insure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

9.      TIME OF THE ESSENCE

        Time is of the essence of this agreement and all the terms, provisions, covenants and conditions hereof.

10.     ENTIRE AGREEMENT

        This document constitutes the entire understanding and agreement of the parties and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety and are of no further force or effect.



        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



C. E. C. INDUSTRIES CORP.        GOLD COAST RESOURCES, INC.



/s/Gerald Levine                 /s/Brad Smith
Gerald Levine, President             Brad Smith, President


Date: 12/06/96                   Date: 12/06/96
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